UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 19, 2006

  FBO AIR, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-56046	87-0617649
(Commission File Number)	(I.R.S. Employer Identification No.)

101 Hangar Road
Wilkes-Barre/Scranton International Airport
Avoca, PA	18641
(Address of Principal Executive Offices)	(Zip Code)

(570) 414-1400

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-d(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – Other Items

Item 8.01. Other Events

On May 19, 2006, the Board of Directors of FBO Air, Inc. (“FBO Air”) adopted, upon the recommendation of its Audit Committee, its first Code of Ethics to be applicable to FBO Air and its subsidiaries (FBO Air and its subsidiaries collectively, the “Company”). A copy of the Code of Ethics is filed as Exhibit 14 to this Report and is incorporated herein by this reference.

In adopting the Code of Ethics, the Board noted that FBO Air currently does not have a Chief Financial Officer, which position it is seeking to fill, or a Chief Accounting Officer, which position is currently vacant, but the Board did not want to amend the Code to provide for such positions whenever one or both positions are filled. In the interim the Chief Executive Officer of FBO Air is acting as Acting Chief Financial Officer of FBO Air. The Company has limited accounting personnel and is currently building its accounting infrastructures. In the meantime, the Company employs a financial consultant who works closely with the Chief Executive Officer and other senior managers of the Company to gather the required information and to prepare the periodic financial statements and public filings.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions

Not applicable

(d)	Exhibits

Exhibit No.	Description

14	Code of Ethics

Signatures

Pursuant to the requirements of the Securities Exchange Act, the registrant has caused this Report to be signed on its behalf by the undersigned duly authorized.

FBO Air, Inc.
(Registrant)

Dated:	May 22, 2006	By /s/ Ronald J. Ricciardi
Ronald J. Ricciardi
President and Chief Executive Officer